                                                               EXHIBIT 10(k)


                              GAS STORAGE LEASE
                              -----------------


         THIS AGREEMENT, made and entered into this 6th day of November, 1995, by and between Thomas J. Carnes, individually and as Attorney-in-fact and Trustee for Davis Greer, single, Carol Fortner, single, William Fortner and Nancy Fortner, his wife, Gladys Jeanett Fortner, single, Dorothy Ann Taylor, single, Jane Lynch and Lawrence Lynch, her husband, Virginia Banks and Carl Banks, her husband, and George Fortner and May Fortner, his wife, whose address is 412 Ridgeway Road, Lexington, Kentucky 40502, all of such persons are hereinafter collectively referred to as "Lessor", and Delta Natural Gas Company, Inc., a Kentucky corporation, whose address is 3617 Lexington Road, Winchester, Kentucky 40391, hereinafter called "Lessee";

                                 WITNESSETH:

         THAT, Lessor, for and in consideration of the sum of Forty Thousand Dollars ($40,000) in hand paid, receipt of which is hereby acknowledged, of the rentals herein provided, and of the agreements of Lessee hereinafter set forth, hereby grants, demises, leases and lets unto said Lessee the lands hereinafter described for the purpose of the underground storing of natural gas within and the withdrawing of natural gas from the stratigraphic interval as described in Paragraph 2, with such perpetual rights of way, easements and privileges upon and under the lands hereinafter described as may be necessary or desirable for constructing pipelines and appurtenant facilities for the underground storing of natural gas, together with the exclusive right to inject air, gas, water, and other fluids, except brine, in accordance with generally accepted industry standards and practices, from any source other than Lessor's into the subsurface strata named herein and any and all other rights and privileges necessary, incident to, or convenient for the economical operation of said land, alone or conjointly with neighboring land, for storing gas subject to the other provisions herein; said lands being situated in Bell County, Kentucky, as identified in "Exhibit A" attached hereto and made a part hereof (the "Property"). It being intended hereby to include herein all lands and interests therein contiguous to or appurtenant to said described lands owned or claimed by Lessor or appurtenant to Lessee's underground gas storage operations. Said land is estimated to contain one thousand four hundred (1,400) acres, whether it contains more or less.

         1. This Gas Storage Lease shall remain in force for a term of five
(5) years from the date hereof (called "primary term") and as long thereafter as said land is used for gas storage purposes or rental is paid for the right to inject, store, and remove gas in and from the gas strata underlying said premises. This Gas Storage Lease may be subject to the terms and conditions of that Oil and Gas Lease dated September 11, 1980 from Thomas
J. Carnes, individually and as attorney-in-fact and trustee for the Davis and Fortner heirs, to Stan Pietzak and John Love, d/b/a L. P. Energy Associates, recorded in Lease Book 28, page 167 in the Bell County Clerk's Office (the "L. P. Energy lease"). During the term of this Gas Storage Lease and limited to the extent such rights are vested in Lessor, Lessee shall have the right to use the three existing gas wells on the lands covered by this Gas Storage Lease or to plug and abandon any or all of the wells at Lessee's sole discretion, provided, however, (i) Lessor does not warrant or represent that Lessor has any rights in or to said wells, and (ii) the exercise of any rights by the lessee under the L. P. Energy lease shall not diminish the obligation of the Lessee under this Gas Storage Lease to make the payments to Lessor as provided herein. To the extent such operations do not interfere with Lessee's rights and privileges granted herein, Lessor reserves the right to use any or all of the three existing wells on the lands covered by this Gas Storage Lease for the purpose of producing native natural gas from strata other than the stratigraphic interval described in Paragraph 2. After Lessor gives Lessee written notice of Lessor's intent to operate the wells, Lessor shall be responsible for bearing all costs associated with or resulting from the operation and maintenance of the well(s) for the production of the native natural gas and for any damages, costs or expenses incurred by Lessee or Lessee's storage operations resulting from Lessor's production operations. Prior to commencing gas production operations or well modifications, Lessor shall provide to Lessee specific plans setting forth the details of the modifications to be made to the well(s). If Lessee determines such proposed well modifications to be unacceptable, Lessor shall not alter the wells or equipment until Lessee's concerns are resolved, provided, however, Lessee shall not unreasonably withhold approval of Lessor's well modifications or plans. Upon cessation of gas storage operations, Lessee shall have the obligation to plug and abandon any of the existing three wells which have not been plugged and abandoned and any wells drilled by Lessee during the term hereof. However, upon termination of this Gas Storage Lease, Lessee may,

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

with Lessor's approval and with regulatory consent, assign ownership and plugging responsibility for any or all of the wells to a third party or to Lessor.

         2. Lessee shall have the exclusive right to use and to enter into possession of the stratigraphic interval lying between 200 feet above the top of the Newman Limestone formation and the base of the Ohio Shale formation for the storage of natural gas, from whatever source or sources obtained, and the withdrawal of natural gas from such stratigraphic interval, and may for this purpose drill additional wells and reopen and restore to operation any and all abandoned wells on the premises which may have penetrated such formation, stratum or strata for the purpose of introducing and storing gas in said formation, stratum or strata and recovering the same therefrom. Lessee shall be the sole judge as to whether gas is stored within the leased premises, and Lessee's determination in respect thereto shall be final and conclusive. All natural gas injected into, stored, withdrawn and/or removed from and underneath the Property shall be considered personal property of Lessee, its successors and assigns, and shall remain the personal property of Lessee, its successors and assigns, while in storage and shall be personal property when withdrawn. Lessee shall have the right to enter into such other strata and geologic formations underlying the Property as may be necessary or desirable to recover any gas stored by Lessee which may have migrated out of the above-described stratigraphic interval underlying the Property. As full compensation for the storage rights herein granted, Lessee agrees to pay Lessor upon the execution of this Gas Storage Lease and on or before each anniversary date hereof an annual rental in the amount of Twelve Thousand Dollars ($12,000). Said rental payments may be paid or tendered to Lessor by check or draft of Lessee mailed or delivered to Lessor at the address of Lessor indicated above. In the event Lessee fails to make payments in full under the terms of this Agreement to Lessor, Lessor's heirs or assigns, this Agreement may not be terminated by Lessor unless (i) Lessor has notified Lessee in writing of Lessee's failure to make such payment and (ii) Lessee has failed to make such payment during the twenty (20) days following Lessee's receipt of such written notice from Lessor.

         3. The initial Forty Thousand Dollars ($40,000) payment set forth above is consideration for this Gas Storage Lease according to its terms and

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

shall not be allocated as rental for a period. After the first five year term, Lessee, its successors and assigns, shall have the right at any time and from time to time to surrender this Gas Storage Lease, in whole or in part, by executing and delivering to Lessor or by placing of record in the county in which the land is situated a release of the entire lease premises or any portion thereof, whereupon Lessee shall be relieved of any and all unaccrued obligations as to the acreage so surrendered, except for any plugging responsibilities, provided, however, that any such partial surrender of acreage hereunder shall not reduce the annual rental of $12,000.

         4. Lessee shall have the right at any time during or within six (6) months after the expiration of this Gas Storage Lease to remove all property and fixtures owned by Lessee on said land, including the right to draw and remove all casing, except for the casing in the three (3) existing wells on the Property so long as leaving the casing in place is permitted by the regulations then in effect. Lessee shall make a good faith effort not to interfere with any coal mining or timber harvesting operations and usages. To the extent Lessee's operations interfere with coal mining, Lessee shall bear the reasonable costs of padding or protecting its pipelines or other facilities on the Property which interfere with coal hauling, mine entrances, or other mining operations, provided that Lessor shall provide Lessee with sufficient documentation or evidence that Lessee's pipelines or other facilities are significantly impeding the mining operations, and Lessee shall be provided sufficient advance notification to permit the work to be done in a timely and reasonable manner. Lessee shall use its best efforts not to damage or destroy any timber, trees or undergrowth on the lease premises and shall be liable to Lessor for the value of all such timber and growing crops which are damaged or destroyed in connection with its operation. Lessee shall repair any damage to existing roads, fences, gates, etc. that results from Lessee's presence on Lessor's premises.

         5. Lessor hereby warrants and agrees to defend the title to the leased premises. Lessor covenants that Lessor is the lawful owner of the premises and has the right to lease the same, free of rights to ownership and possession of third persons, except for the L. P. Energy lease referenced in Paragraph 1 herein, and that subject to the observance of all covenants, terms and conditions herein, the Lessee may peacefully enjoy the premises for the purposes herein set forth without interference. When required by state, federal or other law, Lessee may withhold taxes with respect to rental and other payments hereunder and remit the amounts withheld to the applicable taxing authority for the credit of Lessor. Without impairment of Lessee's rights under the warranty in the event of failure of title, if Lessor owns an interest in the estate conveyed herein less than the entire fee simple estate, whether or not this Gas Storage Lease purports to cover the whole or a fractional interest, the rentals to be paid Lessor shall be reduced in the proportion that Lessor's interest bears to the whole and undivided fee.

         6. All of the terms, covenants, conditions and agreements herein contained shall extend to and be binding upon the heirs, representatives, executors, administrators, successors or assigns of the parties hereto; provided that if the rights of either party hereunder are transferred or assigned (and the privilege of transferring or assigning in whole or in part is hereby expressly allowed), no such transfer and no such assignment of royalty hereunder by either party shall be effective as between the parties hereto until the party making such transfer or assignment has furnished the other party hereto a certified copy of the recorded instrument or instruments effecting such transfer or assignment.

         7. Lessee shall pay all taxes and assessments of every kind and character that may be levied as assessed by any governmental authority against or upon the estate hereby leased, or the privilege of storing gas, or improvements or other property of Lessee in or on the lands included herein. Lessee covenants that it will at all times conduct its operations, including the plugging of wells, in compliance with all applicable laws, rules and regulations of the United States of America and the state, or other governmental entity empowered to so act, where the lands are located, or are hereafter in force and effect. This Gas Storage Lease shall not be terminated, in whole or in part, nor Lessee held liable for any failure to perform thereunder if such failure is due to or is the result of any such law, order, rule or regulation.

         8. Lessee expressly covenants and warrants that it will defend, save and hold Lessor harmless from any liabilities, damages or obligations of any kind or character whatsoever arising from or in any way connected with Lessee's operations hereunder. Lessor expressly covenants and warrants that Lessor will defend, save and hold Lessee harmless from any liabilities, damages or obligations of any kind or character whatsoever arising from or in any way connected with Lessor's natural gas production operations described in

Paragraph 1. Lessee shall maintain such insurance as will protect Lessor from any claims for damages to persons or properties of others which may arise from operations under this agreement whether such operations be by Lessee or assignee or by anyone directly or indirectly employed by them or acting on their behalf, and Lessor shall be named as an additional insured party under Lessee's liability insurance coverage, which coverage shall not be less than Ten Million Dollars ($10,000,000).

         9. Thomas J. Carnes ("Carnes") hereby represents and warrants to Lessee that he has the full right, power and authority to grant, demise, lease and let unto Lessee the gas storage rights and surface rights, as described herein, of Davis Greer, single, Carol Fortner, single, William Fortner and Nancy Fortner, his wife, Gladys Jeanett Fortner, single, Dorothy Ann Taylor, single, Jane Lynch and Lawrence Lynch, her husband, Virginia Banks and Carl Banks, her husband, and George Fortner and May Fortner, his wife, in, under and on the lands identified in "Exhibit A" attached hereto and to accept and receive payment hereunder for and on behalf of the aforesaid individuals pursuant to the terms and conditions of that Power of Attorney recorded in the Bell County Clerk's Office at Misc. Book _____, Page ____.

         10. It is expressly agreed between the parties that this instrument embraces the entire understanding and contract between the parties; and any agreements or representations made by any person on behalf of either the Lessor or the Lessee not contained in this Gas Storage Lease are unauthorized and do not bind the parties. Each singular pronoun herein shall include the plural whenever applicable.

         IN WITNESS WHEREOF, this Gas Storage Lease is executed on the date first above written.

                                        "LESSOR"


                                               /s/ THOMAS CARNES
                                        ------------------------------------
                                        THOMAS J. CARNES, individually and
                                        as Attorney-in-fact and Trustee for
                                        Davis Greer, single, Carol Fortner,
                                        single, William Fortner and Nancy
                                        Fortner, his wife, Gladys Jeanett
                                        Fortner, single, Dorothy Ann Taylor,
                                        single, Jane Lynch and Lawrence
                                        Lynch, her husband, Virginia Banks
                                        and Carl Banks, her husband, and
                                        George Fortner and May Fortner, his
                                        wife

                                        "LESSEE"

                                         DELTA NATURAL GAS COMPANY, INC.



                                         BY:      /s/ ALAN L. HEATH
                                            --------------------------------
                                         ITS:     V.P. OPNS & ENG.
                                             -------------------------------

STATE OF KENTUCKY )
COUNTY OF FAYETTE )

         The foregoing Gas Storage Lease was produced and acknowledged before me this 6th day of November, 1995, by Thomas J. Carnes, individually and as attorney in fact on behalf of Davis Greer, single, Carol Fortner, single, William Fortner and Nancy Fortner, his wife, Gladys Jeanett Fortner, single, Dorothy Ann Taylor, single, Jane Lynch and Lawrence Lynch, her husband, Virginia Banks and Carl Banks, her husband, and George Fortner and May Fortner, his wife.


                                        My Commission Expires: Jan. 17, 1996
                                                              --------------

                                                 /s/ F.H. BURNETT
                                        ------------------------------------
                                        NOTARY PUBLIC, Ky State at Large
STATE OF KENTUCKY  )
COUNTY OF CLARK    )

         The foregoing Gas Storage Lease was produced and acknowledged before me this 6th day of November, 1995, by Alan L. Heath, Vice President of Delta Natural Gas Company, Inc. on behalf of said corporation.


                                        My Commission Expires: Oct. 9, 1997
                                                              -------------

                                              /s/ GEORGE S. BILLINGS
                                        -----------------------------------
                                        NOTARY PUBLIC Ky, State at Large

THIS INSTRUMENT PREPARED BY:

STOLL, KEENON & PARK, LLP
201 EAST MAIN STREET
SUITE 1000
LEXINGTON, KENTUCKY 40507

By: /s/ J. MEL CAMENISCH, JR.
   ---------------------------------
      J. MEL CAMENISCH, JR.

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

                                 EXHIBIT "A"

                                 DESCRIPTION
                                 -----------


A parcel of land lying on Cannon Creek, a tributary of Big Yellow Creek, and situated in the 6th Magisterial District of Bell County, Kentucky, and further described as follows:

BEGINNING at the mouth of Johnson's Branch, where it empties into Cannon Creek; thence Eastwardly down said Creek with the lines of the deed from Afford and Sarah Barnett to N. T. Johnson, dated January 19, 1935, to a point South of Philadelphia Veneer and Lumber Company land; thence Northwardly with the lines of the above referred to deed reversed to the line of Philadelphia Veneer and Lumber Company formerly; thence with Veneer and Lumber Company lines Northwardly and Westwardly to a point on top of Log Mountain, a corner of a tract of land formerly owned by Geoge Camp, and known as the Camp land; thence with the lines of said Camp land Westwardly and Southwardly to a point near the head of Smith Branch of Cannon Creek, a corner of a tract of land formerly belonging to Philadelphia Veneer and Lumber Company; thence Southeastwardly to a point on the Ridge between aforesaid Smith Branch and Johnson Branch, said point being a common corner to the referred to Veneering Company land, also a corner to Johnson land, as well as a corner to the lands now belonging to Sarah Barnett, formerly Sarah Shackleford; thence with the line between Johnson and Shackleford to the center of Johnson Branch, where formerly stood a white walnut; thence down Johnson's Branch with the meanders of same to the BEGINNING, CONTAINING 200 ACRES MORE OR LESS.

Being the same property conveyed to William I. Davis by deed dated October 2, 1942, recorded in Deed Book 125, page 148 of the Bell County Court Clerk's Office. See also Will Book 3, page 123, Deed Book 202, page 463, and Will Book 9, page 588 of said Clerk's Office.

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

                                 DESCRIPTION
                                 -----------

Lying and being in Bell County, State of Kentucky, on the waters of Cannon Creek and Little Clear Creek, and bounded and described as follows, to wit:

                                   Tract 1
                                   -------

BEGINNING at a maple and chestnut standing in the mouth of a hollow near a
               -----
ravine and near a cabin, being a corner of the John Baughman survey and also corner of survey in name of T. J. Kellems; thence with the lines of last named survey S 58-25 East 48-1/2 poles to a small chestnut pointed by a white oak and maple; thence North 17-1/2 East 50 poles to two small chestnuts on top of a spur leading to Caney Knob corner to same; thence N 4-20 E 157-1/2 poles to a large poplar in Lot Hollow, a corner to said Kellems survey and beginning corner to James Colson 50 acre survey; thence N 86-10 W 84-5/10 poles to a stake on top of ridge leading to Caney Knob near Grassy Spring; thence N 14-1/2 W 104-2/10 poles to two large chestnut trees, one cut down and the other dead, now three small chestnut trees, marked to indicate the corner and pointed by two dogwoods and chestnut; thence S 86-10 E 84-5/10 poles to two large chestnut trees, one down and two dogwoods marked to indicate the corner: thence S 14-1/2 E 86-7/10 poles to a chestnut stump on the spur of the ridge on line of conveyance from Calvin Chadwell; thence with said line N 56-5 E 17-7/10 poles to a chestnut, now a stump, same pointed by four chestnuts; thence N 46-15 E 18-5/10 poles to a black gum; thence N 32-30 E 23-3/10 poles to a sourwood pointed by two chestnuts; thence N 10-50 E 23-2/10 poles to a small sourwood, pointed by a maple, chestnut and spotted oak: thence N 32-50 E 15 poles to stake pointed by two chestnuts and maple; thence N 59-50 E 11-6/10 poles to a stake; thence N 40-50 E 12 poles to a white oak, pointed by small chestnut and maple; thence N 2-50 E 13-6/10 poles to stake at forks of Branch below Calvin

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

Chadwell's former residence; thence N 40-10 West 10-7/10 poles to a small white oak; thence N 87-40 W 6 poles to a stale; thence N 65-15 W 8-3/l0 poles to a double cucumber; thence N 54 W 7-9/10 poles to a black gum near a road leading up the mountain; thence N 39 W 23 poles to a stake in Alex Moore's patent line; thence N 31 E 20 poles to a hickory, said Moore's corner; thence N 77-1/2 E 38 poles to a beech, white oak and fallen hickory; thence with the meanders of the ridge N 48-1/2 W 16 poles to a stake; thence N 85-1/2 W 11-5/10 poles to a hickory; thence N 80-1/2 W 19 poles to a hollow white oak: thence S 77-1/2 W 11-5/10 poles to a live chestnut; thence N 80-1/2 W 29-7/10 poles to a dogwood; thence N 40 E 16-1/2 poles to a stake, pointed by a black gum; thence N 55 E 14 poles to a dogwood, formerly a black oak, in Wilson Poff's patent corner; thence N 24 E 98 poles to a black oak stump, formerly a white oak, also a corner to said Wilson Poff survey; thence N 17-35 W 24-3/10 poles to a stake pointed by a dogwood and poplar; thence N 2-30 W 15 poles to a scrubby white oak standing above the old Alex Moore residence; thence N 82 W 31 poles to a stake pointed by two maples; thence N 47-50 W 25 poles to a chestnut pointed by an oak, dogwood and two sourwoods; thence S 53-53 W 106-9/10 poles to a large water oak pointed by two chestnuts and black oak on steep hill near a cabin: thence S 11-3/4 W 20 poles to a double sourwood inside of Hendrickson fence; thence S 43-1/4 W 3-7/10. poles to a stake pointed by a chestnut and poplar: thence S 16-1/2 W 38-4/10 poles to a stake pointed by a sassafras and chestnut at Hendrickson's fence; thence S 2-3/4 W 22-6/10 poles to chestnut oak stump and small black gum pointed by a dogwood and three chestnuts; thence S 6-1/2 W 9-6/10 poles to an old broken top chestnut oak, now down, pointed by three chestnuts, maple and sassafras, corner of the Elias Arnett conveyance: thence S 73-3/4 W 32-5/10 poles to a stake; thence S 66-3/4 W 4-5/10 poles to a stake, formerly a poplar and chestnut, and a corner of the Thos. B. Poff 200 acre survey; thence with the lines of same N 84-1/4 W 30-5/10 poles to a black gum,

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

corner of same: thence N 61-3/4 W 56 poles to two chestnut oaks on a cliff of rock; thence N 2-1/2 W 39-1/2 poles to a black gum, corner of said Poff 200 acres, pointed by a sourwood; thence N 85-50 W 96-1/2 poles to two cucumbers growing from the same root in a drain near a large rock; thence S 72-1/2 W 21-1/2 poles to two small lynns frowinq from the same root on Hugh
                                         -------
C. Smith's line, same pointed by a hickory and red bud; thence with said line S 53-1/4 E 11-9/10 poles to a stake; pointed by a chestnut oak, poplar and dogwood; thence S 19-10 W 8-4/10 poles to a cucumber; thence S 69-10 W 33-7/10 poles to a stake pointed by a locust; thence S 73-40, W 26-2/10 poles to a stake on ridge on James Fuson's line, same pointed by two small chestnuts; thence S 63-15 E 17-1/2 poles to a stake pointed by a maple and chestnut; thence S 76 E 18-8/10 poles to a stake pointed by a chestnut and corner with J. A. Fuson; thence with the lines of conveyance from said Fuson to G. B. Cockrell S 5-1/2 W 139 poles to a stake pointed by a small hickory and chestnut; thence S 87-3/4 E 11-6/10 poles to a white oak, a corner of a 200 acre survey in the name of John Kellems and also a corner of a conveyance from William Givens to R. C. Fork; thence lines of same S 2-25 W 29-3/10 poles to a poplar near a ravine pointed by two black oaks and a hickory; thence S 48-15 W 56 poles to a stake pointed by a black gum and chestnut; thence S 23-1/2 E 76-3/10 poles to a triple lynn, same is pointed by two walnuts and dogwood standing among the large rocks near the Givens residence; thence S 23 E 23-8/10 poles to a fallen chestnut pointed by a double mulberry, poplar and red bud; thence S 49 E 57 poles to a large beech in hollow, same being beginning corner of the John Kellems patent No. 30327, also beginning corner of patent No. 29345 made in the name of John Kellems, also a corner of the E. Turley patent for 50 acres: thence with the lines of the E. Turley survey S 48 W 77-4/10 poles to a poplar, corner to same, and pointed by gum and hickory; thence S 52 E 23-1/10 poles to a stake, pointed by a poplar, maple and dogwood, 3-1/10 poles from black gum, a corner of Mosely; thence S 23-3/4 E 49-2/10 poles to

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

hickory sprouts on Cannon Creek road; thence with said road N 77-1/4 E 2 poles, S 76-1/2 E 26-1/2 poles; S 86-3/4 E 9 poles to a stake near a ravine pointed by two sweet gums; thence S 27-1/4 E 21-7.10 poles to a large white oak on the south side of Cannon Creek northeast of the Mosley residence; thence S 55 E 41 poles, crossing said road, to a white oak stump, near a cabin on the ridge; thence S 74-1/4 E 61-3/10 poles to two sweet gums, one down; thence S 61-1/4 E 19-4/10 poles to a stake pointed by a white oak and chestnut on a ridge; thence South 29 E 26-4/10 poles to a small chestnut: thence S 56 E 44-5/10 poles to a fallen pine; thence S 49-1/2 E 709/10 poles to a small maple, near a large rock: thence N 14-1/4 W 88-1/10 poles to a stake pointed by a maple and sourwood: thence N 45-3/4 E 57-1/10 poles to
                   -----
two small dogwoods and beech; thence N 26-1/4 W crossing Cannon Creek road and Creek 20-1/10 poles to a double sourwood, same pointed by a chestnut and two small sourwoods; thence N 89-1/4 W 45 poles to a stake pointed by a sourwood and chestnut; thence N 22-3/4 E 40 poles to a stake: thence S 89-1/4 E 32 poles to a stake; thence S 59-1/4 E 9 poles to a stake on the 4th. line of the Joe Sampson 100 acre survey on Fortney or Johnson Branch; thence N 50-3/4 E 30 poles to a stake, the 5th. corner of the Joseph Sampson survey; thence N 4 W with the 5th. line of said Joseph Sampson survey 36-1/2 poles to a small black oak, 4th. corner of T. J. Kellems 100 acre survey dated November 17, 1882; thence with the 4th. line of same S 52-1/4 E 41-2/10 poles to a stake, pointed by a large white oak and beech; thence S 3-3/4 W 10 poles to the beginning, containing twelve hundred and seventeen acres one rood nineteen poles (1217 A. 1 R. 19 P. )
          ----

EXCLUSION: From the foregoing described large boundary of land there is
----------
excluded and not conveyed by this deed, the following described boundary, to-wit:

BEGINNING at a pine standing on the point of a cliff about 125 poles North of a chestnut and maple, a corner of a survey in the name of T. J. Kellems for 100 acres, said chestnut and maple, a corner of a survey in the name of T. J. Kellems for 100 acres, said chestnut and maple standing on the North bank of Cannon Creek, beginning of the survey in the name of Willis Johnson, near which the said Johnson, near which the said Johnson made an improvement; thence N 17 W 20 poles to a chestnut and white oak: thence N 10 W 54 poles to two chestnuts and maples growing from the same root; thence N 57 W 157 poles to a white oak and black oak; thence S 58 W 72 poles to a chestnut oak and small sourwood on top of the ridge between Cannon Creek and Clear Creek; thence S 37 W 36 poles to 2 white oaks; thence S 22 W 30 poles to a black gum; thence S 2 W 42 poles to a black walnut and two hickories near William Givens line; with same to E. Hurst's line; with E. Hurst's line to T. J. Kellems line and with said Kellems' line to the beginning.

The entire boundary of the James Johnson patent which embraces the excluded boundary just above described is estimated to contain 310 acres and that part of said James Johnson boundary which is excluded from this conveyance is estimated to contain 292 acres and 19 poles.

                                   Tract 2
                                   -------

Also another tract of land lying on Cannon Creek and Clear Creek, in Bell County, Kentucky, being part of the John Kellems 200 acre patent No. 29345, and bounded as follows:

BEGINNING at a chestnut oak on Spencer Flats, being the third corner of said patent; thence N 21-3/4 W 80 poles to a stake, pointed by a chestnut, black gum, dogwood and sourwood, thence N 57-20 W 83-3/10 poles to a stake on the North side of Log Mountain, pointed by two small mapled; thence S 24-1/2 W
                                                 ------
17 poles to a beech in a hollow near the branch, pointed by two beeches; thence N 74-3/4 W 32 poles to a beech on a hillside above the corner of
J. A. Fuson's field, pointed by two

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beeches; thence N 37-1/2 W 73-3/10 poles to a white oak and dogwood near the road, pointed by two beeches and three sourwoods; thence S 60 W 51 poles to a stake in Fuson's field on the East side of the ridge: thence S 43-1/2 E 106-5/10 poles to a beech at the lower end of Fuson's field, pointed by an ash and chestnut; thence S 23-1/4 E 190 poles to a stake, pointed by two chestnuts and a black oak on Spencer Flats; thence N 52-1/2 E 40 poles to a stake, pointed by a dogwood and sourwood; thence S 59-1/2 E 20 poles to a stake in the third line of said Kellems 200 acre survey; thence with said line N 22 E 96-4/10 poles to the beginning, containing 157 acres.

                                   Tract 3
                                   -------

On the head waters of Cannon Creek, beginning at three lynns, corner of property of the Calston heirs, corner A. C. Campbell's grant No. 16518; thence north 24 degrees west 77-1/2 poles to a double spanish oak: thence north 48-1/4 degrees east 56 poles to a poplar: thence north 1/2 degrees east 30 poles to a white oak; thence north 83-3/4 degrees west 39.4 poles to a black gum; thence south 43-1/4 degrees west 32 poles to a chestnut oak; thence south 22 degrees west 98.5 poles to a stake on the survey corner for John Kellogs; thence north 60 degrees west 11.4 poles to a stake corner of same; thence south 52 degrees west 40 poles to a stake corner of same; thence north 23 degrees west 119.5 poles to a stake in line of same; thence south 2 degrees 51 minutes east 59.5 poles to a white oak corner of John Bull; thence south 82.9 west 44 poles to 5 maples, corner of same; thence south 65 degrees west 27 poles to a chestnut corner of Wm. Miracle: thence south 50-1/2 degrees east 70 poles to a chestnut oak Wm. Miracle corner; thence south 34-1/4 degrees east 22.6 poles to a fallen white oak stump, Wm. Miracle's line; thence south 69 degrees east 25.8 poles to a locust stump, Wm. Miracle's line; thence south 17-1/2 degrees west 27 poles to a white oak, Wm. Miracle's line; thence south 42-1/2 degrees east 20 poles to a stake at a fence: thence south 35-1/2 degrees east 7 poles to a fence; thence


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south 10 degrees east 10 poles to a stake; thence south 27-1/2 degrees west
3 poles to a stake; thence south 50 degrees east 11 poles to a stake; thence north 71-1/2 degrees east 5 poles to a stake; thence south 6 degrees east 32 poles to a stake; thence south 63 degrees east 9 poles to a stake; thence south 22-1/2 degrees east to a stake: distance of 17 poles; thence leaving the fence north 32 degrees east to a stake 7 poles on line of Slusher & Sampson; thence south 55 degrees east 23 poles to a stake supposed to be black gum and dogwood corner at Nute Sampson: thence north 83 degrees east 38 poles to a beech corner of Sample; thence north 8 degrees east 21 poles to a white oak, dogwood; thence north 43-3/4 degrees west 25 poles to a poplar ad white oak; thence north 64 degrees west 9 poles to a black gum and
       --
dogwood; thence north 32 degrees west 17 poles to a poplar corner of E. Turley's; thence north 47 degrees east 74 poles and 4 links to a spanish oak; thence north 39-1/4 degrees west 13 poles to a stake beech corner, John Kellems line; thence north 56-3/4 degrees west 35 poles to a fallen chestnut: thence north 24 degrees west 30 poles to the beginning. Containing
250.5 acres, more or less, reserving the Grave Yard about 1/4 of an acre immediately around the graves.

                                   Tract 4
                                   -------

Beginning at a white oak corner; thence north 59-1/2 degrees west 25 poles to a dogwood and hickory; thence north 66 degrees west 22.3 poles to a hickory; thence north 34-1/2 degrees west 26 poles to a poplar; thence north 14 degrees west 17.6 poles to James Evans line; thence north 71-1/2 degrees east 85 poles to a stake corner to J. N. Sampson; thence south 14 degrees east 90 poles to center of Rock Alum Branch; thence with said Branch to a stake bearing S 75 E from beginning corner; thence N 75 W about 30 poles to the beginning. Containing 30.5 acres, more or less.

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                                   Tract 5
                                   -------

A certain tract of land situated on the waters of North Cannon Creek near the head of Arnett Branch, in said County, and bounded as follows, to-wit:

BEGINNING at a large poplar and chestnut, near a sulphur spring in the head of Lot Hollow, the beginning corner of the James Colson 50 acre survey, patent #12070 and the 9th corner of the T. J. Kellems 100 acre patent No. 57678; thence N 86-29 W 81.32 poles to a stake, the 4th. corner of the Colson patent No. 12070 near Grassy spring near the top of the spur leading to Caney Knob; thence N 16-29 W 104.40 poles to two chestnuts and chestnut snag, with chestnut and dogwood pointers, being the third corner of said Colson patent #12070; thence S 86-29 E 83.36 poles to a large chestnut and two dogwoods, being the second corner of said Colson patent #12070; thence S 15-26 E (N 15-26 W) 103.72 poles (passing a chestnut stump with a bunch of chestnut pointers on top of a spur, at 86.92 poles) to the beginning, containing fifty (50) acres, more or less, it being embraced and covered by patent No. 12070, which issued to James Colson on the 10th. day of July, 1927, on a survey bearing date September 20th, 1825.

                                   Tract 6
                                   -------

Situated in Bell County, Kentucky, on the head of the Green Cove Branch of the North Fork of Cannon Creek on the east side of Log Mountain and bounded as follows, to-wit:

BEGINNING at a spanish oak, with two chestnut pointers, about two poles North of the Green Cove Branch and about 2 poles South of a cabin on the Louisville Property Compan's land, said spanish oak being the 36th. corner
                    --------
of the Philadelphia Veneer & Lumber Company's land and also a corner to the land of the Louisville Property Company aforesaid; thence with the lines of the Louisville Property Company N 89-03 West, crossing said Branch, 11-12/100 poles to two small white oaks from one root; thence S 45-30 W 17-36/100 poles to three black


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oak stumps on the outside of a fence from this corner Gillis Hendrickson's chimney bears S 72-30 E 230 links; thence S 6 W 26-90/100 poles to a maple stump in a small drain in said Hendrickson's field; thence up said drain S 76-20 W 12-80/100 poles to a large dead chestnut and small dead chestnut from the same root; thence S 61-42 W 30-80/100 poles to a stake, from which a dead ash snag bears N 82 W 9 links; a small chestnut bears N 89-15 W 28 links and another small chestnut bears S 85-30 E 9 links; thence S 19-13 E 46 poles to a stake, on a line of patent No. 5200, a corner of Philadelphia Veneer & Lumber Company; thence leaving lines of Louisville Property Company, and with the lines of said Philadelphia Veneer & Lumber Company reversed N 73-06 E 32-56/100 poles to a chestnut oak stump with three chestnuts, sassafras and sarvis pointers on top of a spur; thence N 5-35 E 8-88/100 poles to chestnut oak stump and small black gum, with three chestnuts and dogwood as pointers; thence N 3-20 E 21-56/100 poles to a stake, chestnut and sassafras pointers; thence N 16-20 E 37-3/10 poles to a stake with poplar pointer; thence N 24-06 E 3-92/100 poles to a small sourwood; thence N 11-04 E 20-40/100 poles, crossing Green Cove Branch, to the beginning, containing 18-25/100 acres by actual survey.

This is the same property conveyed to William I. Davis and G. W. Fortner by
C. W. Rhodes et ux., et al. by Deed dated June 4, 1936 in Deed Book 112, page 461 of the Bell County Court Clerk's Office.



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